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                                                                  EXHIBIT 99.5

[BT ALEX. BROWN LETTERHEAD]



                                                            [BANKERS TRUST LOGO]


                                December 2, 1998

The Board of Directors
Transition Systems, Inc.
One Boston Place, Suite 2700
Boston, Massachusetts 02108

Members of the Board:

          We hereby consent to the inclusion of our opinion letter to the Board of Directors of Transition Systems, Inc. ("Transition") as Annex C to the Joint Proxy Statement/Prospectus of Transition and Eclipsys Corporation ("Eclipsys") relating to the proposed merger transaction involving Transition and Eclipsys. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                             By: /s/ BT ALEX. BROWN INCORPORATED
                                                --------------------------------
                                                 BT ALEX. BROWN INCORPORATED